UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01    Other Events

As previously reported on the September 15, 2016 Current Report on Form 8-K of Caladrius Biosciences, Inc. (the “Company”), the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) on September 14, 2016 with certain accredited investors, including Sanford Health (“Sanford”), pursuant to which the investors agreed to purchase an aggregate of 4,449,153 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.72 per share in a private placement. The investments were placed in two tranches: (i) up to $12.6 million upon the initial closing (the “Initial Closing”), and (ii) up to $8.4 million, subject to certain conditions, including the enrollment of 70 subjects in the Company’s Phase 2 CLBS03 clinical trial, in a second closing (the “Second Closing”). The Initial Closing occurred on September 19, 2016.

On March 22, 2017, Sanford agreed to waive the conditions for the Second Closing and purchased 423,729 shares of Common Stock resulting in gross proceeds to the Company of $2.0 million. As a result, in connection with the receipt of up to $2.4 million at additional Second Closings, if any, up to 508,475 shares remain subject to issuance (which amounts exclude the 847,458 shares that were issuable to Newhall Construction Ltd., which as previously disclosed are no longer subject to issuance).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    March 23, 2017